EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 17, 2006 (except for Note 8(a)(1) as to which the date is XXX, 2006 and Note 13, as to which the date is March 22, 2006), in Amendment No.7 to the Registration Statement (Form S-1 No. 333-131937) and related Prospectus of Wintegra, Inc. June 9, 2006.

Tel Aviv, Israel	KOST FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 8(a)(1) to the consolidated financial statements.

/s/ KOST FORER, GABBAY & KASIERER
KOST FORER, GABBAY & KASIERER A Member of Ernst & Young Global
Tel Aviv, Israel June 9, 2006